SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d)

OF THE

SECURITIES EXCHANGE ACT OF 1934

June 27, 2013

Date of report (Date of earliest event reported)

BINGO.COM, LTD.

(Exact Name of Registrant as Specified in Its Charter)

ANGUILLA, BRITISH WEST INDIES

(State or Other Jurisdiction of Incorporation)

 333-120120-01                                 98-0206369

         (Commission File Number)              (IRS Employer Identification No.)

HANSA BANK BUILDING, GROUND FLOOR, LANDSOME ROAD

   AI 2640, THE VALLEY, ANGUILLA, BRITISH WEST INDIES

(Address of Principal Executive Offices)

   (264) 461-2646

              (Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 Submission of Matters to a Vote of Security Holders.

ANNUAL GENERAL MEETING

At the Annual General Meeting of the Shareholders held on June 27, 2013, in Anguilla, the shareholders of the Company:

(a) Elected the following persons to serve as directors until the next annual meeting or until their successors are duly qualified:

T. M. Williams

J. M. Williams

C. M. Devereux

F. Curtis (Non Executive Director)

G. Whitton (Non Executive Director)

E. Lungerud (Non Executive Director)

Election of the Directors of the Company.

Nominee	For	Against	Abstain	Not Voted
T. M. Williams	47,629,988	18,162	12,410	10,786,571
J. M. Williams	47,629,913	18,162	12,485	10,786,571
C. M. Devereux	47,629,302	18,773	12,485	10,786,571
G. Whitton	47,632,988	15,162	12,410	10,786,571
F. Curtis	47,640,413	7,662	12,485	10,786,571
E. Lungerud	47,635,260	12,415	12,885	10,786,571

(b) Approved the selection of Davidson & Company LLP, Chartered Accountants as the Company's independent auditors for the fiscal year ending December 31, 2013.

            For                  Against           Abstain           Not Voted

           54,724,215          167,708            3,555,207                     1

Mr. Jason Williams will continue as President and CEO of the Bingo.com organization and Mr. Tarrnie Williams, will continue to serve as Executive Chairman.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BINGO.COM, LTD.

(Registrant)

Date : June 28, 2013                                                                        By:    /s/ J. M. Williams

                                        J.M. WILLIAMS,

                                        President and Director